EXHIBIT 99.1

Del Frisco’s Restaurant Group, Inc. Announces Second Quarter 2016 Results

Company Reiterates Earnings per Share Outlook for Fiscal Year 2016

SOUTHLAKE, Texas, July 21, 2016 (GLOBE NEWSWIRE) -- Del Frisco’s Restaurant Group, Inc. (NASDAQ:DFRG), the owner and operator of the Del Frisco’s Double Eagle Steak House, Sullivan’s Steakhouse, and Del Frisco’s Grille restaurant concepts, reported financial results today for the second quarter ended June 14, 2016.  We also reiterated our outlook for fiscal year 2016.

Key highlights from the second quarter 2016 compared to the second quarter 2015 include:

  Consolidated revenues increased 8.3% to $79.9 million from $73.8 million.
  Revenues at Del Frisco’s Grille increased 27.6% to $24.4 million from $19.1 million.
  Total comparable restaurant sales decreased 0.7%.
  Comparable restaurant sales decreased 1.9% at Del Frisco’s Double Eagle Steak House comprised of a 0.7% decrease in average check and 1.2% decrease in customer counts.
  Comparable restaurant sales increased 2.9% at Sullivan’s Steakhouse comprised of a 1.1% increase in average check and 1.8% increase in customer counts.
  Comparable restaurant sales decreased 2.0% at Del Frisco’s Grille comprised of a 1.7% decrease in average check and 0.3% decrease in customer counts.
  Cost of sales, as a percentage of consolidated revenues, improved to 28.3% from 28.8%.
  Net Income of $4.4 million, or $0.19 per diluted share, compared to Net Income of $3.7 million, or $0.16 per diluted share.
  Restaurant-level EBITDA*, a non-GAAP measure, increased 3.8% to $17.1 million from $16.5 million.

*	Restaurant-level EBITDA is a non-GAAP measure. For a reconciliation of restaurant-level EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Mark S. Mednansky, Chief Executive Officer of Del Frisco's Restaurant Group, Inc., said, “We grew diluted EPS approximately 20% during the second quarter, which was in line with our expectations, and based upon our year-to-date results, we’re tracking to our annual earnings guidance range.  The slightly negative comparable restaurant sales overall can partially be attributed to continued energy-related industry challenges, affecting some restaurants, and a reduction in foreign tourism activity affecting several prominent restaurants, although we will begin to cycle over the oil-industry slowdown in the latter half of 2016.  Combined guest counts and sales were positive at the beginning and end of the quarter with soft traffic and sales in May.  Sullivan’s exhibited solid performance while Del Frisco’s Grille messaging as an everyday affordable, upscale dining and drinking destination resonated particularly well during the lunch daypart, where comparable lunch sales rose more than 6%.”

Mednansky concluded, “We continue to work on our initiatives to improve traffic and EBITDA flow-thru during this transitional year to deliver stronger operating results and thank our brand leaders for aggressively pursuing these critical objectives and for developing a strong talent pool within their ranks that will position the Company for higher growth in 2017 and beyond.”

Review of Second Quarter 2016 Operating Results
Consolidated revenues increased $6.1 million, or 8.3%, to $79.9 million in the second quarter of 2016 from $73.8 million in the second quarter of 2016.  Total net operating weeks increased to 600 from 553.

Total comparable restaurant sales decreased 0.7% in the second quarter of 2016 following a total comparable restaurant sales decrease of 1.4% in the second quarter of 2015.  Restaurants affected by persistent energy-related industry challenges negatively impacted total comparable restaurant sales by approximately 140 basis points.

Restaurant-level EBITDA* increased $0.6 million, or 3.8%, to $17.1 million in the second quarter of 2016 from $16.5 million in the second quarter of 2015.  As a percentage of consolidated revenues, restaurant-level EBITDA decreased to 21.4% from 22.4%.

General and administrative costs increased slightly to $6.0 million in the second quarter of 2016 from $5.9 million in the second quarter of 2015.  As a percentage of consolidated revenues, general and administrative costs improved to 7.5% from 8.0%.

Net Income was $4.4 million, or $0.19 per diluted share, in the second quarter of 2016 compared to Net Income of $3.7 million, or $0.16 per diluted share, in the second quarter of 2015.

Outlook
The following statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them.  We refer all of you to our recent filings with the SEC for a more detailed discussion of the risks that could impact future operating results and financial conditions.

Based upon current information, we are reiterating earnings per share outlook for the 52-week fiscal year 2016, which ends on December 27, 2016.

  Total comparable restaurant sales growth of 0% to 1.0%.
  One Del Frisco’s Double Eagle Steak House relocation and three Del Frisco’s Grille openings.
  Cost of sales of 28.4% to 28.7% of consolidated revenues (down from 28.6% to 28.9%.)
  Restaurant-level EBITDA* of 21.0% to 21.3% of consolidated revenues.
  General and administrative costs of approximately $25.0 million to $25.5 million.
  Pre-opening costs of approximately $3.2 million to $3.7 million.
  Effective tax rate of approximately 30% to 32%.
  Gross capital expenditures (before tenant allowances and inclusive of some expenditures related to 2017 openings) of $32.0 million to $35.0 million.
  Annual net income per diluted share between $0.83 and $0.86.

Development
In the third quarter, we opened a Del Frisco’s Grille in Huntington, Long Island, New York.  Two additional Del Frisco’s Grille locations in Nashville and Brentwood, Tennessee will open in the fourth quarter.  In addition, early in the fourth quarter, we will be relocating the Del Frisco's Double Eagle Steak House in North Dallas to Uptown Dallas.  The North Dallas location will continue to serve guests until the new Uptown Dallas restaurant is completed.

For fiscal year 2017, we will be opening a Del Frisco’s Double Eagle Steak House in Plano, Texas and Del Frisco’s Grilles in downtown New York City and Westwood, Massachusetts.  Additional restaurants will be named in the coming quarters as leases are signed.

Conference Call
We will host a conference call to discuss the financial results for the second quarter 2016 ended June 14, 2016 today at 7:45 AM Central Time.  Hosting the conference call will be Mark S. Mednansky, Chief Executive Officer, and Tom Pennison, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 913-312-0648. A replay will be available afterwards and can be accessed by dialing 858-384-5517; the passcode is 8651842.  The replay will be available until Thursday, August 25, 2016.

The conference call will also be webcast live from our corporate website at www.DFRG.com under the investor relations section.  An archive of the webcast will also be available through the corporate website shortly after the conference call has concluded.

About Del Frisco’s Restaurant Group, Inc.
Based in Southlake, Texas, near Dallas, Del Frisco's Restaurant Group, Inc. is a collection of 51 restaurants across 23 states and Washington, D.C., including Del Frisco's Double Eagle Steak House, Sullivan's Steakhouse, and Del Frisco's Grille. Del Frisco's Double Eagle Steak House serves up flawless cuisine that's bold and delicious, an extensive award-winning wine list and a level of service that reminds guests that they're the boss. Sullivan's Steakhouse is a great neighborhood place for a big night out on the town - with outstanding food, hand-shaken martinis, an award winning wine list, and live entertainment all under one roof. Del Frisco's Grille is modern, inviting, stylish and fun, taking the classic bar and grill to new heights, and drawing inspiration from bold flavors and market-fresh ingredients.

For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.DelFriscos.com, www.SullivansSteakhouse.com, and www.DelFriscosGrille.com. For more information about Del Frisco's Restaurant Group, Inc., please visit www.DFRG.com.

Forward-Looking Statements
Certain statements in this press release, including statements under the heading “Outlook” are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; the uncertainty of our ability to achieve expected levels of comparable restaurant sales increases; the performance of new restaurants and their impact on existing restaurant sales; increases in the cost of food ingredients and other key supplies; the risk of food-borne illnesses and other health concerns about our food; the potential for increased labor costs or difficulty retaining qualified employees, including as a result of immigration enforcement activities; risks relating to our expansion into new markets; the impact of federal, state or local government regulations relating to our employees and the sale of food or alcoholic beverages.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.

DEL FRISCO'S RESTAURANT GROUP, INC.
Condensed Consolidated Income Statements - Unaudited
(amounts in thousands, except share and per share data)

	12 weeks ended				24 weeks ended
	June 14,		June 16,		June 14,		June 16,
	2016		2015		2016		2015

Revenues	$79,916	100.0%	$73,776	100.0%	$161,110	100.0%	$148,878	100.0%

Costs and expenses:
Costs of sales	22,637	28.3%	21,276	28.8%	45,855	28.5%	42,938	28.8%
Restaurant operating expenses	38,017	47.6%	34,260	46.4%	76,643	47.6%	69,207	46.5%
Marketing and advertising costs	2,133	2.7%	1,746	2.4%	3,454	2.1%	3,117	2.1%
Pre-opening costs	591	0.7%	1,479	2.0%	685	0.4%	1,746	1.2%
General and administrative costs	6,030	7.5%	5,908	8.0%	11,780	7.3%	11,386	7.6%
Lease termination and closing costs	20	0.0%	-	-	41	0.0%	-	-
Depreciation and amortization	4,163	5.2%	3,613	4.9%	8,448	5.2%	7,190	4.8%
	73,591	92.1%	68,282	92.6%	146,906	91.2%	135,584	91.1%

Operating income	6,325	7.9%	5,494	7.4%	14,204	8.8%	13,294	8.9%

Other income (expense), net:
Interest expense	(24)	-0.0%	(7)	-0.0%	(55)	0.0%	(32)	-0.0%
Other	(5)	0.0%	(88)	-0.1%	(5)	0.0%	(177)	-0.1%

Income before income taxes	6,296	7.9%	5,399	7.3%	14,144	8.8%	13,085	8.8%

Income tax expense	1,852	2.3%	1,686	2.3%	4,289	2.7%	3,978	2.7%

Net income	$4,444	5.6%	$3,713	5.0%	$9,855	6.1%	$9,107	6.1%

Basic income per share	$0.19		$0.16		$0.42		$0.39
Diluted income per share	$0.19		$0.16		$0.42		$0.39

Shares used in computing net income per common share:
Basic	23,349,718		23,445,716		23,332,397		23,444,381
Diluted	23,436,983		23,672,028		23,418,735		23,599,213

DEL FRISCO'S RESTAURANT GROUP, INC.
Selected Balance Sheet Data
(dollar amounts in thousands)

	June 14,	December 29,
	2016	2015
	(unaudited)

Cash and cash equivalents	$4,635	$5,176
Total assets	344,290	346,655
Long-term debt	-	4,500
Total stockholders' equity	238,953	227,699

Restaurant-Level EBITDA Reconciliation to Net Income

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP Restaurant-level EBITDA. Restaurant-level EBITDA is calculated by adding back to net income, income tax expense, other income (expenses), net, depreciation and amortization plus the sum of certain non-operating expenses, including pre-opening costs, lease termination and closing costs, and general and administrative costs.  We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors have the same financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because this measure is not determined in accordance with GAAP, the measure is susceptible to varying calculations and not all companies calculate this measure in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as alternatives to any GAAP measurements.  The following table provides a reconciliation of net income to restaurant-level EBITDA:

	12 weeks ended		24 weeks ended
$ in thousands	June 14,	June 16,	June 14,	June 16,
	2016	2015	2016	2015
Net Income	$4,444	$3,713	$9,855	$9,107
Add:
Income tax expense	1,852	1,686	4,289	3,978
Other (income) expenses, net	29	95	60	209
Pre-opening costs	591	1,479	685	1,746
General and administrative costs	6,030	5,908	11,780	11,386
Lease termination and closing costs	20	-	41	-
Depreciation and amortization	4,163	3,613	8,448	7,190
Restaurant-level EBITDA	$17,129	$16,494	$35,158	$33,616

Selected Segment Operating Information

	12 Weeks Ended June 14, 2016 (unaudited)
$ in thousands	Del Frisco's		Sullivan's		Grille		Consolidated

Revenues	$37,945	100.0%	$17,575	100.0%	$24,396	100.0%	$79,916	100.0%
Costs and expenses:
Cost of sales	11,236	29.6%	5,215	29.7%	6,186	25.4%	22,637	28.3%
Labor	8,430	22.2%	5,237	29.8%	7,836	32.1%	21,503	26.9%
Operating expenses	4,395	11.6%	2,612	14.9%	3,266	13.4%	10,273	12.9%
Occupancy	2,371	6.2%	1,289	7.3%	2,581	10.6%	6,241	7.8%
Restaurant operating expenses	15,196	40.0%	9,138	52.0%	13,683	56.1%	38,017	47.6%
Marketing and advertising costs	821	2.2%	580	3.3%	732	3.0%	2,133	2.7%
Restaurant-level EBITDA	10,692	28.2%	2,642	15.0%	3,795	15.6%	17,129	21.4%

Restaurant operating weeks	144		216		240		600
Average weekly volume	$263.5		$81.4		$101.7		$133.2

	12 Weeks Ended June 16, 2015 (unaudited)
$ in thousands	Del Frisco's		Sullivan's		Grille		Consolidated

Revenues	$37,175	100.0%	$17,477	100.0%	$19,124	100.0%	$73,776	100.0%
Costs and expenses:
Cost of sales	11,004	29.6%	5,366	30.7%	4,906	25.7%	21,276	28.8%
Labor	8,295	22.3%	5,303	30.3%	5,949	31.2%	19,547	26.4%
Operating expenses	3,607	9.7%	2,719	15.6%	2,512	13.1%	8,838	12.0%
Occupancy	2,525	6.8%	1,168	6.7%	2,182	11.4%	5,875	8.0%
Restaurant operating expenses	14,427	38.8%	9,190	52.6%	10,643	55.7%	34,260	46.4%
Marketing and advertising costs	615	1.7%	536	3.1%	595	3.1%	1,746	2.4%
Restaurant-level EBITDA	11,129	29.9%	2,385	13.6%	2,980	15.6%	16,494	22.4%

Restaurant operating weeks	132		226		195		553
Average weekly volume	$281.6		$77.3		$98.1		$133.4

	24 Weeks Ended June 14, 2016 (unaudited)
$ in thousands	Del Frisco's		Sullivan's		Grille		Consolidated

Revenues	$76,288	100.0%	$36,476	100.0%	$48,346	100.0%	$161,110	100.0%
Costs and expenses:
Cost of sales	22,633	29.7%	10,781	29.6%	12,441	25.7%	45,855	28.5%
Labor	17,554	23.0%	10,766	29.5%	15,831	32.8%	44,151	27.4%
Operating expenses	8,325	10.9%	5,314	14.6%	6,357	13.1%	19,996	12.4%
Occupancy	4,932	6.5%	2,487	6.8%	5,077	10.5%	12,496	7.8%
Restaurant operating expenses	30,811	40.4%	18,567	50.9%	27,265	56.4%	76,643	47.6%
Marketing and advertising costs	1,439	1.9%	938	2.6%	1,077	2.2%	3,454	2.1%
Restaurant-level EBITDA	21,405	28.1%	6,190	17.0%	7,563	15.6%	35,158	21.8%

Restaurant operating weeks	288		432		480		1,200
Average weekly volume	$264.9		$84.4		$100.7		$134.3

	24 Weeks Ended June 16, 2015 (unaudited)
$ in thousands	Del Frisco's		Sullivan's		Grille		Consolidated

Revenues	$73,196	100.0%	$37,315	100.0%	$38,367	100.0%	$148,878	100.0%
Costs and expenses:
Cost of sales	21,738	29.7%	11,191	30.0%	10,009	26.1%	42,938	28.8%
Labor	16,842	22.9%	10,959	29.4%	12,179	31.7%	39,980	26.8%
Operating expenses	7,077	9.7%	5,490	14.7%	4,942	12.9%	17,509	11.8%
Occupancy	5,014	6.9%	2,437	6.5%	4,267	11.1%	11,718	7.9%
Restaurant operating expenses	28,933	39.5%	18,886	50.6%	21,388	55.7%	69,207	46.5%
Marketing and advertising costs	1,074	1.5%	976	2.6%	1,067	2.8%	3,117	2.1%
Restaurant-level EBITDA	21,451	29.3%	6,262	16.8%	5,903	15.4%	33,616	22.6%

Restaurant operating weeks	264		454		387		1,105
Average weekly volume	$277.3		$82.2		$99.1		$134.7

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investorrelations@dfrg.com

Media Relations Contact:
Christine Beggan
203-682-8329
Christine.Beggan@icrinc.com